Exhibit 99.1

FOR IMMEDIATE RELEASE
July 12, 2010
Contact:
Phil Pantano
Pantano & Associates, L.L.C.
716-601-4128

CATHY WALKER TAKES THE HELM AT SENECA GAMING CORPORATION;

APPOINTED PRESIDENT AND CHIEF EXECUTIVE OFFICER

NIAGARA FALLS, N.Y. — Seneca Gaming Corporation announced that Cathy Walker has been formally named President and Chief Executive Officer of the Seneca Nation’s casino operations company. Her appointment was approved by both the Corporation’s Board of Directors and the Seneca Nation of Indians Council.

Walker joined Seneca Gaming Corporation in 2008 as Chief Operating Officer and has been serving as its principal executive officer since the spring of 2009. Over that time, she has helped the Corporation navigate the stagnant economy that has impacted the entire gaming industry.

Despite the economic challenges, Seneca Gaming Corporation has continued to produce strong financial results. This year, the company completed a $9 million expansion of Seneca Buffalo Creek Casino, purchased hundreds of new slot machines for Seneca Niagara Casino & Hotel and Seneca Allegany Casino & Hotel, and opened the $25 million Seneca Hickory Stick Golf Course in the Town of Lewiston, New York.

“Cathy’s leadership and resolute focus on responsible operations have been instrumental in our ability to weather the economic downturn as effectively as we have,” said Kevin W. Seneca, Chairman, Seneca Gaming Corporation. “We have every confidence in her ability to continue to provide stable, intelligent and effective leadership for the Corporation both now and into the future.”

In formally assuming the Corporation’s top managerial role, Walker will oversee three casino properties with more than 3,500 workers, 6,500 slot machines, 140 table games, 800 hotel rooms, ten restaurants, a championship golf course and

-more-

other related amenities.

“I am extremely grateful to the Corporation’s board of directors and the leadership of the Seneca Nation of Indians for this tremendous opportunity,” Walker said. “I look forward to working with my colleagues on our management team and with our board members on building upon Seneca Gaming Corporation’s track record of results-oriented operations and providing world-class service to our patrons.”

After serving for 13 years as the Assistant General Counsel for the New Jersey Casino Control Commission, Walker began her career in casino operations in 1995. Prior to joining Seneca Gaming Corporation, she held executive positions with the Trump organization, Harrah’s Entertainment and Player’s Island Casino.

Seneca Gaming Corporation operates Seneca Niagara Casino & Hotel in Niagara Falls, New York, Seneca Allegany Casino & Hotel in Salamanca, New York, Seneca Buffalo Creek Casino in Buffalo, New York and Seneca Hickory Stick Golf Course in Lewiston, New York on behalf of the Seneca Nation of Indians. Since opening Seneca Niagara Casino in 2002, Seneca Gaming Corporation has grown to become one of the largest private employers in Western New York. For more information, visit www.senecagamingcorporation.com.

Safe Harbor Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that Seneca Gaming Corporation expects or anticipates will occur in the future, including but not limited to, statements relating to anticipated revenues, profit margins, changes in market conditions, plans for expansion and changes in general economic conditions are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Seneca Gaming Corporation’s most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, included under the heading entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of Seneca Gaming Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Seneca Gaming Corporation’s forward-looking statements. Except as required by law, Seneca Gaming Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.